UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2019

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Amarin Corporation plc (the “Company”) is filing this Amendment No. 1 to the Current Report on Form 8-K solely to correct a clerical error in the consolidated statement of operations data and the reconciliation of GAAP net income (loss) included in a press release issued on November 5, 2019 announcing its financial results for the three and nine months ended September 30, 2019 (the “Press Release”), which was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated November 5, 2019 (the “Original Form 8-K”).  While the Company’s Form 10-Q for the quarter ended September 30, 2019 and the Press Release accurately reflect the Company’s financial performance, due to a clerical error, the Original Form 8-K incorrectly presented certain financial data in the consolidated statement of operations data and the reconciliation of GAAP net income (loss) for the three and nine months ended September 30, 2019. Except as amended below, all other information in the Original Form 8-K remains unchanged.

Item  2.02Results of Operations and Financial Condition

On November 5, 2019, the Company issued the Original Form 8-K announcing its financial results for the three and nine months ended September 30, 2019.  The following presents the corrected consolidated statement of operations data and the reconciliation of

GAAP net income (loss) for the three and nine months ended September 30, 2019, which shall be deemed to amend and restate the corresponding sections in the Original Form 8-K.

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2019	2018	2019	2018

Product revenue, net	$112,250	$54,973	$285,347	$151,286
Licensing revenue	158	350	1,131	598
Total revenue, net	112,408	55,323	286,478	151,884
Less: Cost of goods sold	25,444	13,541	65,354	37,035
Gross margin	86,964	41,782	221,124	114,849

Operating expenses:
Selling, general and administrative (1)	82,559	49,960	227,598	147,310
Research and development (1)	8,923	14,072	23,295	43,993
Total operating expenses	91,482	64,032	250,893	191,303

Operating loss	(4,518)	(22,250)	(29,769)	(76,454)

Interest income (expense), net	1,146	(2,163)	238	(6,188)
Other expense, net	(90)	(58)	(182)	(134)
Loss from operations before taxes	(3,462)	(24,471)	(29,713)	(82,776)
(Provision for) benefit from income taxes	—	—	—	—
Net loss	$(3,462)	$(24,471)	$(29,713)	$(82,776)

Loss per share:
Basic	$(0.01)	$(0.08)	$(0.09)	$(0.28)
Diluted	$(0.01)	$(0.08)	$(0.09)	$(0.28)

Weighted average shares:
Basic	350,994	295,595	336,938	291,526
Diluted	350,994	295,595	336,938	291,526

(1)

Excluding non-cash stock-based compensation, selling, general and administrative expenses were $75,803 and $44,357 for the three months ended September 30, 2019 and 2018, respectively, and research and development expenses were $7,716 and $13,024, respectively, for the same periods. Excluding non-cash stock-based compensation as well as co-promotion fees paid to the company's U.S. co-promotion partner, selling, general and administrative expenses were $75,803 and $33,200 for the three months ended September 30, 2019 and 2018, respectively.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2019	2018	2019	2018

Net loss for EPS[1] - GAAP	$(3,462)	$(24,471)	$(29,713)	$(82,776)
Non-cash stock-based compensation expense	7,963	6,651	22,729	14,032
Adjusted net income (loss) for EPS[1] - non-GAAP	$4,501	$(17,820)	$(6,984)	$(68,744)

[1]basic and diluted

Earnings (loss) per share:
Basic - non-GAAP	$0.01	$(0.06)	$(0.02)	$(0.24)
Diluted - non-GAAP	0.01	(0.06)	(0.02)	(0.24)

Weighted average shares:
Basic	350,994	295,595	336,938	291,526
Diluted	392,612	295,595	336,938	291,526

The information in this report furnished pursuant to Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item  9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*     *      *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2019	Amarin Corporation plc

	By:	/s/ John F. Thero
John F. Thero
President and Chief Executive Officer